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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 9, 1998, relating to the consolidated financial statements of Lumen Technologies, Inc. (formerly BEC Group, Inc.), which is included in the Current Report on Form 8-K/A of EG&G, Inc. dated March 30, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Dallas, Texas

May 21, 1999